Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-116817

PROSPECTUS SUPPLEMENT DATED FEBRUARY 14, 2005
TO
PROSPECTUS DATED JANUARY 11, 2005

SPLINEX TECHNOLOGY INC.

     This prospectus supplement should be read in conjunction with our prospectus dated January 11, 2005, and in particular “Risk Factors” beginning on page 7 of the prospectus.

     This prospectus supplement includes the attached Current Reports on Form 8-K filed by Splinex Technology Inc. with the Securities and Exchange Commission on January 25, 2005 and February 2, 2005, and the attached Quarterly Report on Form 10-QSB filed by Splinex Technology Inc. with the Securities and Exchange Commission on February 14, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-QSB

(Mark One)

☑	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended December 31, 2004

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from ____________ to_________________

Commission file number 333-116817

Splinex Technology Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	20-0715816

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

550 W. Cypress Creek Road Suite 410
Fort Lauderdale, FL 33309
(Address of principal executive offices)

(954) 660-6565
(Issuer’s telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☐ No ☒

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: At January 31, 2005, the number of shares outstanding of the registrant’s common stock was 100,650,000 shares.

Transitional Small Business Disclosure Format (Check one): Yes ☐ No ☒

SPLINEX TECHNOLOGY INC.
Form 10-QSB
For the Quarter Ended December 31, 2004
INDEX

		Page
		No.
	PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements.

	CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEET – AS OF DECEMBER 31, 2004	3

	CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS — FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2004 AND FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2003) THROUGH DECEMBER 31, 2004	4

	CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY IN ASSETS — PERIOD FROM INCEPTION (OCTOBER 28, 2003) THROUGH DECEMBER 31, 2004	5

	CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS — FOR THE NINE MONTHS ENDED DECEMBER 31, 2004 AND FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2003) THROUGH DECEMBER 31, 2004	6

	Notes to Condensed Consolidated Financial Statements	7-13

Item 2.	Management’s Discussion and Analysis or Plan of Operation.	14-19

Item 3.	Controls and Procedures.	20

	PART II — OTHER INFORMATION

Item 1.	Legal Proceedings.	21

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.	21

Item 6.	Exhibits	22-23

	Signatures	24

PART I — FINANCIAL INFORMATION

     Item 1. Financial Statements.

SPLINEX TECHNOLOGY INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEET

December 31 2004
ASSETS
Current assets
Cash	$44,985
Prepaid expenses and other	955
Loans and advances to employees — current portion	18,705

Total current assets	64,645

Property and equipment, net	52,983

Other assets	11,181
Loans to employees — long term portion	11,838

Total assets	$140,647

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS
Current liabilities
Accounts payable	555,848
Accrued expenses	365,948
Due to related parties	81,282
Note payable related party	350,000

Total current liabilities	1,353,078

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY IN ASSETS
Preferred stock ($.001 par value, 150,000,000 shares authorized and no shares issued and outstanding	—
Common stock ($.001 par value, 300,000,000 shares authorized and 95,000,000 shares issued and outstanding)	95,000
Paid in capital	1,082,153
Deficit accumulated during the development stage	(2,389,584)

Total stockholders’ deficiency in assets	(1,212,431)

Total liabilities and stockholders’ deficiency in assets	$140,647

See accompanying notes.

SPLINEX TECHNOLOGY INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

			Cumulative
			From Inception
			(October 28,
	Three Months	Nine Months	2003)
	Ended	Ended	Through
	December 31, 2004	December 31, 2004	December 31, 2004
Net sales	$24	$48	48

Expenses
Selling, General and Administrative:
Professional fees and consulting	88,075	350,316	674,304
Wages and benefits	161,435	402,475	640,481
Other selling, general and administrative	96,964	293,359	440,412

Total selling, general and administrative	346,474	1,046,150	1,755,197
Research and development	380,581	824,226	938,026
Costs of merger and registration	167,643	512,320	512,320

Total expenses	894,698	2,382,696	3,205,543

Loss from operations	(894,674)	(2,382,648)	(3,205,495)
Interest expense	(936)	(936)	(936)

Loss before income taxes	(895,610)	(2,383,584)	(3,206,431)
Taxes	6,000	6,000	6,000

Net loss	$(901,610)	$(2,389,584)	$(3,212,431)

Net loss per basic and fully diluted share	$(0.009)	$(0.025)	$(0.034)

Weighted average shares outstanding	95,000,000	95,000,000	95,000,000

See accompanying notes.

SPLINEX TECHNOLOGY INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS
OF CHANGES IN STOCKHOLDERS’ DEFICIENCY IN ASSETS

						Deficit
						Accumulated	Total
	Preferred Stock		Common Stock		Additional	During the	Stockholders’
					Paid in	Development	Deficiency
	Shares	Amount	Shares	Amount	Capital	Stage	in Assets
Common stock issued $0.001 per share effective at inception on October 28, 2003			95,000,000	$95,000	$(94,999)	$—	$1
Additional capital contributed during period			—	—	849,999	—	849,999
Net loss (see Note 4)	—	—	—	—	(822,847)	—	(822,847)

Balance at March 31, 2004	—	—	95,000,000	95,000	(67,847)	—	27,153
Additional capital contributed during period (Consolidated )			—	—	1,150,000	—	1,150,000
Net loss (Consolidated)	—	—	—	—	—	(2,389,584)	(2,389,584)

Balance at December 31, 2004 (Consolidated)	—	—	95,000,000	$95,000	$1,082,153	$(2,389,584)	$(1,212,431)

See accompanying notes.

SPLINEX TECHNOLOGY INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

		Cumulative
		From Inception
		(October 28,
	Nine Months	2003)
	Ended	Through
	December 31, 2004	December 31, 2004
Cash flows from operating activities:
Net loss	$(2,389,584)	$(3,212,431)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17,459	22,952
Changes in operating assets and liabilities:	—	—
Prepaid expenses and other	5,157	(955)
Due from related parties	81,282	81,282
Other assets	(1,300)	(11,181)
Accounts payable	497,351	555,850
Accrued expenses	216,906	365,948

Total adjustments	816,855	1,013,896

Net cash used in operating activities	(1,572,729)	(2,198,535)

Cash flows from investing activities:
Purchase of equipment	(20,706)	(75,935)
Employee loans and advances	(26,993)	(30,545)

Net cash used in investing activities	(47,699)	(106,480)

Cash flows from financing activities:
Note Payable Ener1 Group	350,000	350,000
Contributed capital from equity investors	1,150,000	2,000,000

Net cash provided by financing activities	1,500,000	2,350,000

Net increase (decrease) in cash	(120,428)	44,985
Cash at beginning of period	165,413	—

Cash at end of period	$44,985	$44,985

Supplemental Disclosure of Cash Flow Information:
Interest paid	$—	$—

Income taxes paid	$—	$—

See accompanying notes.

SPLINEX TECHNOLOGY INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

Splinex Technology Inc. ( “Technology”) was organized under the laws of the State of Delaware as a wholly owned subsidiary of Splinex, LLC, a Florida limited liability company (the “Predecessor”), to conduct the business and operations of the Predecessor. Under an agreement effective April 1, 2004 (the “Contribution Agreement”), the Predecessor contributed substantially all of its assets, liabilities and operations to Technology. The financial statements include the accounts of Technology and the Predecessor (combined, the “Company”), and all material intercompany transactions have been eliminated. The Company began its development stage activity on October 28, 2003 (inception).

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation S-B. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods presented have been included. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company’s Annual Financial Statements for the year ended March 31, 2004. Operating results for the three and nine months ended December 31, 2004 are not necessarily indicative of the results that may be expected for the year ending March 31, 2005. It is recommended that the accompanying condensed consolidated financial statements be read in conjunction with the financial statements and notes for the year ended March 31, 2004 found in Amendment No. 3 to the Technology Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 27, 2004 (Registration No. 333-116817).

Basis of Consolidation

The consolidated interim financial statements include the accounts of Splinex Technology Inc. and its wholly owned subsidiary, ANTAO Ltd., a limited liability company formed under the laws of Russia (“ANTAO”), since the date of acquisition, September 20, 2004. All material intercompany accounts and transactions have been eliminated in consolidation.

Business Activity

The Company develops, licenses and services software that enables the generation, manipulation, viewing and image-based searching of complex, multi-dimensional mathematical objects and information. Since inception, the Company has operated in a development phase typical of a software company and has focused on developing technologies and products and securing intellectual property rights while developing relationships with potential customers. Corporate activities to date have included raising capital, strategic and business planning, completing the registration of the Company’s securities with the U. S. Securities and Exchange Commission, and retaining executive management. The Company has minimal sales and no sales contracts and is considered to be in the development stage as of December 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of expenses for the period presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid money market investments purchased with an original maturity of three months or less. At December 31, the Company had no cash equivalents. The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2004, the Company did not have any amounts in excess of FDIC insured limits.

Foreign Currency Transactions

All transactions of the Company are denominated in U.S. dollars. The Company pays Russian research, programming and administrative costs under a U.S. dollar denominated agreement. The Company has not engaged in foreign currency hedging activities.

Stock-Based Compensation

Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” encourages, but does not require, companies to record employee stock option compensation at fair value. The Company has chosen to apply Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” for its employee stock option grants. Under APB No. 25, if the exercise price of the Company’s stock options is less than the market price of the underlying stock on the date of grant, the Company must recognize compensation expense; otherwise, no compensation is recorded. SFAS No. 123 will be followed for disclosure purposes only. For transactions with persons other than employees, in which services were performed in exchange for stock or other equity instruments, the transactions are recorded on the basis of the fair value of the services received or the fair value of the issued equity instrument, whichever is more readily measurable. No stock options have been granted during the periods presented.

Software Development Costs

The Company accounts for software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed.” Costs incurred to establish the technological feasibility of a computer software product are considered research and development costs and are expensed as incurred. When the technological feasibility of a software product has been established using the working model approach, development cost are capitalized. Capitalization of these costs ceases when the product is ready for production. The Company has expensed all software development costs since inception.

Revenue recognition

The Company expects to recognize revenues, net of sales returns and other allowances, from the licensing of products and from service revenues.

Product revenues will consist of revenues from end-user licenses (sometimes referred to as royalties) and fees for stand-alone software and technology under time-based or perpetual licenses. Service revenues will consist of fees from professional services, which will include fees for software development services, software maintenance contracts and customer training and consulting services.

The Company will recognize revenues in accordance with Statement of Position or “SOP” 97-2, “Software Revenue Recognition,” as amended, SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” and Staff Accounting Bulletin or “SAB” 104, “Revenue Recognition.” The Company will recognize revenues when persuasive evidence of an arrangement exists, delivery has occurred, the vendor’s fee is fixed or determinable and vendor-specific objective evidence exists for all undelivered elements of the arrangement and collection is determined to be probable.

Earnings Per Share

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that would be issued upon exercise of common stock options. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

On January 18, 2005, the Company completed a 95,000 for one stock split. Stockholders’ equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying the par value of the additional shares arising from the split from paid-in-capital to common stock. All references in the financial statements and notes to number of shares and per share amounts reflect the stock split.

Advertising

Advertising expense was $653 and $8,962 for the three and nine months ended December 31, 2004, respectively.

Recently Issued Accounting Pronouncements and Interpretations

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) No. 46, “Consolidation of Variable Interest Entities (VIE),” (revised December 2003 by FIN No. 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The adoption of FIN No. 46R did not have a material impact on the Company’s financial position, results of operations or cash flows as the Company does not have any VIEs.

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” EITF 03-01 provides guidance on other-than-temporary impairment models for marketable debt and equity securities accounted for under SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and SFAS No. 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations,” and non-marketable equity securities accounted for under the cost method. The EITF developed a basic three-step model to evaluate whether an investment is other-than-temporarily impaired. In September 2004, the FASB issued FASB Staff Position EITF 03-01-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-01 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. The adoption of the disclosure provisions of EITF 03-01 did not have a material effect on the Company’s results of operations or financial condition.

In November 2004, the FASB issued SFAS 151, “Inventory Costs—an amendment of ARB No. 43, Chapter 4.” The Statement amends the guidance of Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The Company does not expect that SFAS 151 will have a material effect on the financial position, operations or cash flows of the Company when it becomes effective in 2006.

In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseding APB Opinion No. 25 “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company is currently in the process of evaluating the potential impact that the adoption of SFAS 123R will have on its consolidated financial position and results of operations.

NOTE 2. GOING CONCERN CONSIDERATIONS

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company is in the development stage and has had minimal revenues since inception. Management recognizes that the Company must raise capital sufficient to fund start up, development and marketing activities until such time as it can generate revenues and net cash flows in amounts necessary to enable it to continue in existence. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon the Company achieving these goals. Management’s plans include continuing efforts to develop the Company’s first commercial product, borrowing funds under the revolving loan agreement described below, and raising additional capital.

In accordance with the funding provisions in the Predecessor’s operating agreement, certain members of the Predecessor were required to contribute capital aggregating up to $2,000,000 to the Predecessor. All capital contributions required under the operating agreement have been paid. Effective April 1, 2004, a company that is affiliated with the Company through common ownership entered into a revolving loan agreement with the Company under which the Company may borrow up to $2,500,000 in aggregate principal through July 31, 2005. Borrowings under the facility were contingent upon the consummation of the merger of the Company with Ener1 Acquisition Corp., which was effected as of January 18, 2005. Loans under this agreement will bear interest at an annual rate of 5% and must be repaid two years from the date of the initial funding. The maximum amount the lender is required to loan under this agreement will be reduced by the proceeds from the sale of equity or debt securities by the Company or from any loans or other credit facilities extended to the Company prior to July 31, 2005. The Company borrowed $200,000 under this facility on February 7, 2005.

In the three months ended December 2004, Ener1 Group, Inc., an entity related by virtue of common ownership, loaned the Company $350,000 to fund working capital needs. During January 2005, Ener1 Group, Inc. loaned the Company an additional $450,000 to fund the Company’s working capital needs. These loans bear interest at an annual rate of 5% and must be repaid by the earlier of February 21, 2005 or five business days after the Company receives an aggregate of $1,250,000 from the following sources: (1) amounts borrowed under the revolving loan agreement, (2) any private investment in the Company or (3) the Company’s revenues.

Management believes that actions presently being taken, as described in the preceding paragraphs, provide the opportunity for the Company to continue as a going concern, however, there is no assurance this will occur.

NOTE 3. SEGMENT INFORMATION

The Company’s sole reportable business segment is visual communication software products and services. The Company’s accounting policies for segments are the same as those described in the summary of significant accounting policies.

NOTE 4. STOCKHOLDERS’ EQUITY RECAPITALIZATION

The Company has the authority to issue 300,000,000 shares of common stock having a par value of $0.001 per share. Each stockholder of common stock is entitled to one vote for each share held. The Company has the authority to issue 150,000,000 shares of preferred stock, par value $0.001 per share, which may be divided into series with the designations, powers, preferences, and relative rights and any qualifications, limitations or restrictions as determined by the Company’s board of directors.

Prior to April 1, 2004, the Company operated through the Predecessor as a limited liability company. On April 1, 2004, the Predecessor contributed substantially all of its assets, liabilities and operations to Technology pursuant to a Contribution Agreement. Under SEC Staff Accounting Bulletin Topic 4 (B), the undistributed earnings (losses) of the limited liability company were treated as a constructive distribution to the owners followed by a contribution of the capital to the new C Corporation. On April, 1, 2004, the effective date of the Contribution Agreement, the Company reclassified the accumulated deficit to date of $822,847 to additional paid in capital.

NOTE 5. RELATED PARTY TRANSACTIONS

On January 1, 2004 and February 1, 2004, the Company entered into consulting agreements with two members of the Predecessor, one of whom is also director of the Company. The consulting agreements engage the members to provide consulting services including advice regarding equity restructuring, business planning, strategic planning, and international licensing in exchange for $100,000 per year or a monthly fee to each consultant of $8,333. Professional fees and consulting expenses for the nine months ended December 31, 2004 include $150,000 of consulting fees under these agreements.

The Company shares personnel with Ener1 Inc. and Ener1 Group, Inc., entities affiliated with the Company by common ownership. In addition, Ener1 Inc. paid certain expenses of the Company related to the merger of the Company with Ener1 Acquisition Corp (discussed below under Note 8, “Subsequent Events”). Accordingly, amounts have been allocated to and from the Company for the services of personnel and other expenses. The Company incurred rent expense of $44,859 for its office space under a sublease with Ener1 Group, Inc. for the nine months ended December 31, 2004. Related parties reimburse the Company for the time spent by one of its employees for patent and research work; as a result, administrative wages and benefits are net of reimbursements of $17,160 for the nine months ended December 31, 2004, and research and development wages and benefits are net of reimbursements of $7,320 and $39,960, for the three and nine months ended December 31, 2004, respectively. Administrative expenses include legal expenses payable to Ener1 Group, Inc. for the services of an Ener1 Group employee who serves as the Company’s general counsel in the amounts of $12,120 and $29,290 for the three and nine months ended December 31, 2004, respectively.

The Company works with Russia-based scientists and programmers who were paid on the Company’s behalf under an agreement with a Russian consultant who handled administrative matters for the Company in Russia through July 2004. This consultant became an employee of the Company in July 2004. Between October 29, 2003 and July 1, 2004, the Company paid $141,800 (unaudited) to this consultant to pay the expenses of the Company’s operations in Russia. In March 2004, the consultant formed Splinex Outsourcing LLC to handle administrative and employment matters in connection with the Company’s Russian operations. In April 2004, a member of the Predecessor formed ANTAO to facilitate the payment of expenses to Splinex Outsourcing; ANTAO became a subsidiary of the Company on September 12, 2004. From July 2, 2004 through December 31, 2004, the Company paid $180,000 (unaudited) to ANTAO, of which ANTAO has retained $6,000 for minimum cash requirements and payment of its administrative expenses and paid $174,000 to Splinex Outsourcing LLC to date.

The owner of the outstanding securities of Splinex Outsourcing LLC has agreed to contribute these securities to ANTAO, at which time, if consummated, Splinex Outsourcing would become an indirect, wholly-owned subsidiary of the Company. Splinex Outsourcing LLC has minimal assets and liabilities and the contribution would be recorded at fair value. There are no immediate plans to complete this contribution of securities.

NOTE 6. ACQUISITION

On September 20, 2004, the sole stockholder of ANTAO contributed the outstanding stock of ANTAO to the Company. The acquisition was accounted for as a purchase and the net assets acquired were recorded at their fair value. Management determined that the fair value of the net assets acquired was insignificant. ANTAO’s sole asset at the date of contribution was cash of $2,509, which represents advances previously paid by the Company. This asset was offset by a liability of $2,509 for amounts due to Splinex Outsourcing LLC. ANTAO had operating expenses and an operating loss of $2,056 for the period through December 31, 2004. The results of operations of ANTAO have been included in the consolidated interim results of operations of the Company from the acquisition date.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Contingencies

In June 2004, the board of directors of the Company formally approved the 2004 Stock Option Plan (the “Plan”), which initially authorizes the issuance of grants to Company employees to purchase up to 5,000,000 shares of the Company’s common stock. After June 30, 2005, the Company may grant options to purchase up to the lesser of an additional 5,000,000 shares of the Company, 5 percent of the outstanding shares of the Company on such date, or an amount determined by the board of directors.

NOTE 8. SUBSEQUENT EVENTS

Merger with Subsidiary of Ener1, Inc.

On January 18, 2005, the Company and Ener1, Inc., an affiliated company controlled by certain direct and indirect beneficial owners of the membership interests of the Predecessor, completed the merger of Ener1 Acquisition Corp., a wholly-owned subsidiary of Ener1, Inc., into the Company (the “merger”) in exchange for 5,000,000 shares of the Company’s common stock. The Company survived the merger. Ener1, Inc. declared a dividend of the 5,000,000 shares that it received to its shareholders of record as of January 17, 2005 (the “distribution”). The Company registered the distribution on a registration statement on Form S-1 initially filed with the Securities and Exchange Commission on June 24, 2004 and declared effective on January 11, 2005. The dividend was paid on January 24, 2005. Immediately after the merger, and prior to the distribution, the Predecessor and Ener1, Inc. owned 95% and 5%, respectively, of the Company’s then-outstanding common stock. As a result of the merger and the distribution, the Company became a public reporting company subject to the information and reporting requirements of the Securities Exchange Act of 1934. The merger and the distribution are described further in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 27, 2004 (Registration No. 333-116817).

Stock Split and Amendment of Certificate of Incorporation

As of the effective time of the merger on January 18, 2005, the Company effected a 95,000-for-one split of its common stock, and amended its Certificate of Incorporation to increase the authorized common stock to 300,000,000 shares and increase the authorized preferred stock to 150,000,000 shares.

Stock Option Plan and Stock Grants

Through February 14, 2005, the Company has issued options to purchase 4,825,000 shares of the Company common stock under the Plan. In January 2005, the Company’s board of directors awarded options to purchase an aggregate of 1,825,000 shares of the Company common stock to employees of the Company. These options have an exercise price of $0.10 per share, and vested 12.5% on the date of grant, 12.5% on June 24, 2005, and 12.5% every six months thereafter and expire on the ten-year anniversary of the grant.

On January 18, 2005, pursuant to an employment agreement dated September 1, 2004, the Company granted the following securities to its chief executive officer:

An option to purchase 2,000,000 shares of common stock. This option was granted under the Plan and has an exercise price of $0.20 per share. On January 18, this option was vested with respect to 222,223 shares, and the remaining shares vest at a rate of 55,555 per month over the following 32 months.

An option to purchase 1,500,000 shares of common stock. This option was not granted under the Plan and has an exercise price of $0.50 per share. This option will be fully vested upon the first to occur of (1) the date that the cumulative revenues of the Company exceed $50,000,000 or (2) September 1, 2009.

400,000 shares of restricted common stock. On January 18, the restrictions as to the transferability of such shares lapsed with respect to 133,333 shares. Commencing February 2005, restrictions with respect to the remaining restricted shares began to lapse the rate of 33,333 shares per month.

On January 25, 2005, the Company executed an employment agreement with a new executive who will serve as the vice president of research and development. The executive received an option to purchase 1,000,000 shares of common stock under the Plan with an exercise price of $0.20 per share and that will vest with respect to 250,000 shares on the one-year anniversary of the agreement, and at a rate of 20,833 shares per month thereafter. The Company also granted 250,000 shares of restricted common stock to the executive that will be subject to a lapsing right of forfeiture, which right will lapse with respect to 62,500 of the restricted shares on the first one-year anniversary of the agreement and at a rate of 5,208 shares per month thereafter. In addition, if the Company has not commenced development and committed funding of a specified research and development project by the first one-year anniversary of the commencement date of the executive’s employment, the Company will grant the executive an option to purchase 750,000 shares of the Company’s common stock with an exercise price per share equal to the fair market value on the date of grant. This option would vest in three equal installments beginning on the one-year anniversary of the date of grant.

Item 2. Management’s Discussion and Analysis or Plan of Operation.

This Quarterly Report on Form 10-QSB contains forward -looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to our expectations, hopes, intentions or strategies regarding future events or future financial performance. Any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend”, “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of such terms or other comparable terminology. Forward-looking statements include but are not limited to: statements regarding the expected release dates and future sales of our ,products; development of other products; statements regarding expected hiring levels, marketing plans and increases of other selling, general and administrative costs and research and development spending; and our product development strategy; and statements regarding financing requirements. These statements are only predictions and are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The following important factors, in addition to those discussed in our filings with the Securities and Exchange Commission from time to time, and other unforeseen events or circumstances, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements: general economic conditions; competition; our ability to control costs; changes within our industries; release of new and upgraded products and services by us or our competitors; development of our sales force; employee retention; legal and regulatory issues; changes in accounting policies or practices; and successful adoption of our products and services.

All forward-looking statements are based on information available to us on the date of this filing, and we assume no obligation to update such statements.

The following discussion should be read in conjunction with our other filings with the Securities and Exchange Commission and the consolidated interim financial statements and related notes included in this Quarterly Report.

Overview

Splinex Technology Inc. (“Splinex”) develops, licenses and services software that enables the generation, manipulation, viewing and image-based searching of complex, multi-dimensional mathematical objects and information. We believe end-users of our software products, such as mathematicians, scientists, graphic designers or digital artists working on complex graphical three dimensional problems, will experience greater productivity through improved interaction with, enhanced visual representation and faster manipulation of, and greater technical and artistic precision in representing, multi-dimensional mathematical objects and information.

Since inception, we have operated in a development phase typical of a software company and have focused on developing technologies and products and securing intellectual property rights while we develop relationships with potential customers. Our corporate activities to date have included raising capital, strategic and business planning, completing the registration of the Company’s securities with the U. S. Securities and Exchange Commission, and retaining executive management. The Company has minimal sales and no sales contracts and is considered to be in the development stage as of December 31, 2004.

We were organized under the laws of the State of Delaware to conduct the business and operations of Splinex, LLC, our “Predecessor”. Effective April 1, 2004, Splinex, LLC reorganized as a corporation and, as a result, contributed its assets and liabilities and operations to us under a contribution agreement (the “Contribution Agreement”). Our financial statements include the accounts of Splinex Technology Inc. and our Predecessor, and all material inter-company transactions have been eliminated. We began activity October 28, 2003 (inception).

Several factors exist that raise significant doubt as to our ability to continue operating as a going concern. These factors include our history of net losses and the facts that our company is in the development stage and we have earned minimal revenues to date. We may borrow funds under a revolving loan agreement with an affiliate. At our current rate of expenditure, the funds available to us under the revolving loan agreement would be sufficient to fund our operations until June 2005, excluding the consideration of any forecasted revenues from the planned March 2005 launch and release of the nVizx™ family of products. Our independent auditor’s report on our financial statements for the period from inception (October 28, 2003) through March 31, 2004 contains an explanatory paragraph about our ability to continue as a going concern. In the absence of attaining profitable operations and achieving positive cash flows from operations or obtaining significant additional debt or equity financing, we will have difficulty meeting current and long-term obligations.

Plan of Operation

During the period from inception on October 28, 2003 through October 1, 2004, our research and development activities were primarily directed towards developing core technologies and software libraries that could be used in various applications and market segments. Our software is based upon proprietary mathematic algorithms. Our software is intended to address workflow problems that have long been associated with the use, including the creation, manipulation, editing and rendering, of 3D graphics for digital content creation and with the related need to manage 3D information. We believe our software will enable more precise and rapid display of 3D surface and solid models, including models based on natural and synthetic data sources. We believe end-users of our products will be able to create and manage multi-dimensional information more quickly and accurately with less expensive computer hardware than presently required.

Since October 1, 2004, we have directed most of our software development activities to developing and releasing a commercial version of our Approlab software product, which is now called nVizx™, the first version of which we release will be designed for use with Mathematica. Mathematica is a third party technical computing software program published by Wolfram Research Inc. (“WRI”) with over 1 million users worldwide. Mathematica is used for advanced mathematical functions and problem solving, such as numeric and symbolic computation plus interactive document creation. nVizx™ for Mathematica will be an add-on (i.e., a product sold separately and used in connection with Mathematica) software program that allows Mathematica users to visualize sophisticated and complex multidimensional data and objects faster and with greater control and detail than is currently possible.

Since October 2004, we have increased our research and development activities using both internal employees and outside consultants to create and release a commercial version of nVizx™. We anticipate that the first version of nVizx™ will be commercially released and available for purchase in early March 2005.

We are developing joint marketing programs with WRI under which WRI will publicize nVizx™ for Mathematica on its web site and in other communication with the installed base of Mathematica users. WRI will refer purchasers of nVizx™ for Mathematica to Splinex for trial download and/or purchase of product. We plan to commence marketing nVizx™ for Mathematica during February 2005 both independently and in conjunction with WRI.

We expect the product life of the initial version of nVizx™, which is specifically targeted to users of Mathematica, will be 12 to 18 months coinciding with the anticipated availability of the next major release of the Mathematica software. Irrespective of the short sales cycle for it’s initial release, we believe that the promotion of nVizx™ by WRI will benefit Splinex and the nVizx™ family of products in the long term by giving us additional exposure and helping us grow our reputation in the industry.

Using our core software libraries, we plan to develop additional versions of nVizx™ as visualization add-ons for other technical computing software products similar to Mathematica. We also intend to develop additional commercial products for other applications using our core software libraries and technologies. We may also license our software and technology to users in various vertical markets.

We intend to raise additional capital to support and accelerate our product development, marketing and sales plans. At January 31, 2005, there is approximately $1,500,000 remaining available to us under the revolving loan agreement. During the next nine months, we intend to seek to raise up to $10,000,000 through debt or equity financing, including public or private sales of our securities. We are currently spending approximately $250,000 per month for operating and development expenses, and we expect to increase this spending level to market and sell nVizx™ and to commence additional development projects using our core technologies. If we are successful in raising additional capital, we plan to hire additional programmers, developers and other personnel and spend additional resources for sales, marketing and administration that could raise our operating expense level to approximately $400,000 per month in our fiscal year ending March 31, 2006.

As of December 31, 2004, we have no material planned capital expenditures.

Results of Operations for the Three and Nine Month Periods Ended December 31, 2004

We incurred losses of $2,389,584 for the nine months ended December 31, 2004. Our total operating expenses for the nine months ended December 31, 2004 of $2,382,696 included $350,316 for professional and consulting fees, $402,475 for selling, general and administrative wages and benefits, $293,359 for other selling, general and administrative costs, $824,226 for research and development costs and $512,320 of expenses related to the merger discussed below. Professional and consulting fees included costs of $40,187 for general legal expenses, of which $29,290 was payable to Ener1 Group to reimburse for the services of our general counsel, who is also an officer of Ener1 Group; $40,000 for audit fees; $150,000 for consulting fees paid to a director, Dr. Novak and a related party, Mike Zoi; $75,015 for executive recruiting fees related to our search for a chief executive officer; and $37,803 in consulting fees paid for marketing, administration and finance professionals. Other administration costs include rent and related costs of $45,192, outsourced web site and computer servicing costs of $83,836 and travel and related costs of $67,923. Related parties reimburse us for the time spent by one of our employees for patent and research work; as a result, our administrative and research and development wages and benefits are net of reimbursements of $17,160 and $39,960, respectively, for the nine months ended December 31, 2004.

We incurred losses of $901,610 for the three months ended December 31, 2004. Our total operating expenses of $894,698 included $88,075 for professional and consulting fees, $161,435 for selling, general and administrative wages and benefits, $96,964 for other selling, general and administrative costs, $380,581 for research and development costs and $167,643 of expenses related to the merger discussed below. Professional and consulting fees included costs of $12,175 for general legal expenses, of which $12,120 was payable to Ener1 Group to reimburse for the services of our general counsel, who is also an officer of Ener1 Group; $20,000 for audit fees; $150,000 for consulting fees paid to a director, Dr. Novak and a related party, Mike Zoi; and $5,900 in consulting fees paid for marketing, administration and finance professionals. Other administration costs include rent of $15,231, outsourced web site and computer servicing costs of $27,350 and travel and related costs of $32,716. Related parties reimburse us for the time spent by one of our employees for patent and research work; as a result, our research and development wages and benefits are net of reimbursements of $7,320 for the three months ended December 31, 2004.

Historically, we have outsourced the majority of our research and software development services to Russia-based scientists and programmers. From inception through March 31, 2004, our research and development expenses consisted primarily of payroll and related expenses for these Russia-based programmers and administrative costs, which include rent and related facility costs, computer-related expenses such as personal computers, software and related supplies and equipment. During fiscal 2004, we outsourced programming work to 27 scientists and programmers in Russia. Between March 2004 and August 2004, five of these Russian scientists and programmers moved to the United States and began working in our Florida offices as our employees.

Research and development expenses for the nine months ended December 31, 2004 of $824,226 include $223,000 for wages and administrative costs of our Russian-based scientists and programmers, $357,588 for wages and benefits paid to U.S. based programmers, $146,088 for software consultants, and $75,187 for immigration and employee relocation costs. Research and development expenses for the three months ended December 31, 2004 of $380,581 include $79,000 for wages and administrative costs of our Russian-based scientists and programmers, $164,215 for wages and benefits paid to U.S. based programmers, $53,997 for software consultants, and $64,594 for immigration and employee relocation costs. The wages and benefits of our U.S. based research and development department are currently approximately $900,000 on an annualized basis. Our Russia based programming costs are currently approximately $300,000 on an annualized basis. We expect both of these expenses to increase substantially in the future as development activities increase.

Costs incurred in connection with the merger and becoming a public company of $512,320 include legal expenses of $321,485, audit fees of $122,832, and estimated printing and other costs of $68,003.

We expect that our administrative expenses will increase substantially as we build our corporate infrastructure and hire additional administrative and management staff. We have entered into consulting agreements with two related parties, one of whom is our director and former president, Dr. Peter Novak. We paid these consultants $150,000 during the nine months ending December 31, 2004. Also, as a public reporting company, we expect our legal and accounting costs will increase in connection with compliance with reporting requirements under the Securities Exchange Act of 1934, and we expect that our investor relations and communications costs will also increase. Our administrative expenses include compensation for our chief executive officer for the four months since he commenced employment on September 1, 2004; his annual salary is $275,000.

Selling and marketing expenses consist primarily of advertising and other marketing related expenses, compensation-related expenses, sales commissions and travel costs. Sales and marketing costs are expected to be a significant percentage of revenues in future years as we release additional products. We believe selling and marketing expenses in absolute dollars will increase significantly in the short-term particularly for advertising and marketing beginning in February 2005 as we launch our nVizx™ for Mathematica product.

On January 18, 2005, Splinex and Ener1, Inc., an affiliated company controlled by certain direct and indirect beneficial owners of the membership interests of our predecessor, Splinex, LLC, merged a subsidiary of Ener1, Inc. into Splinex in exchange for 5,000,000 shares of Splinex’s common stock. Splinex survived the merger. Ener1, Inc. declared a dividend of the 5,000,000 shares that it received to shareholders of record as of January 17, 2005 (the “distribution”). We registered the distribution by Ener1, Inc. of our common stock on a registration statement on Form S-1 filed with the Securities and Exchange Commission. The dividend was paid on January 24, 2005. Immediately after the merger, and prior to the distribution, Splinex, LLC and Ener1, Inc. owned 95% and 5%, respectively, of our then outstanding common stock. As a result of the merger and the distribution, we became a public reporting company subject to the information and reporting requirements of the Securities Exchange Act of 1934. The merger and the distribution are described further in our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 27, 2004 (Registration No. 333-116817).

Liquidity and capital resources

At December 31, 2004, we had negative working capital of $1,288,433 and cash of $44,985. Effective January 18, 2005, we became eligible to borrow up to $2,500,000 under a revolving loan agreement.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Splinex is in the development stage and has had minimal revenues since inception. Management recognizes that we must raise capital sufficient to fund start up and development activities until such time as we can generate revenues and net cash flows in amounts necessary to enable us to continue in existence. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Splinex achieving these goals. Management’s plans include continuing efforts to develop our first commercial product, borrowing funds under our revolving loan agreement, and raising additional capital.

In accordance with the funding provisions in Splinex, LLC’s operating agreement, certain members of Splinex, LLC were required to contribute capital aggregating up to $2,000,000 to Splinex, LLC. All capital contributions required under the operating agreement have been paid. Effective April 1, 2004, a company that is affiliated with us through common ownership entered into a revolving loan agreement with us under which we may borrow up to $2,500,000 in aggregate principal through July 31, 2005. Borrowings under the facility were contingent upon the consummation of the merger of the Company with Ener1 Acquisition Corp., which was effected as of January 18, 2005. Loans under this agreement will bear interest at an annual rate of 5% and must be repaid two years from the date of the initial funding. The maximum amount the lender is required to loan under this agreement will be reduced by the proceeds from the sale of equity or debt securities by Splinex or from any loans or other credit facilities extended to us prior to July 31, 2005. We borrowed $200,000 under this facility on February 7, 2005.

In the three months ended December 2004, Ener1 Group, Inc. loaned us $350,000 and during January 2005 loaned us an additional $450,000 to fund our working capital needs. These loans bear interest at an annual rate of 5% and must be repaid by the earlier of February 21, 2005 or five business days after we receives an aggregate of $1,250,000 from the following sources: (1) amounts borrowed under the revolving loan agreement, (2) any private investment in our company or (3) Splinex’s revenues. We expect to repay these loans from Ener1 Group from the proceeds of the revolving loan agreement.

We are currently spending approximately $250,000 per month for operating and development expenses. At our current rate of expenditure, the funds available to us under the revolving loan agreement would be sufficient to fund our operations until June 2005, excluding the consideration of any revenues we generate from planned March 2003 launch and release of our nVizx™ for Mathematica product. We estimate that we need approximately $2 million in new capital to execute our product development, sales and corporate strategy for our fiscal year ending March 31, 2006 as it relates to extending the nVizx™ family of products. During the next nine months, we intend to seek to raise up to $10,000,000 inclusive of the aforementioned $2 million through debt or equity financing, including public or private sales of our securities so we can commence new product development activities during our fiscal year ending March 31, 2006. If we are successful in raising additional capital, we plan to hire additional programmers and developers and other personnel and spend additional resources for sales, marketing and administration that could raise our operating and development expense level to approximately $400,000 per month during our fiscal year ending March 31, 2006. There can be no assurance that we will earn significant or increasing revenues or that we will be able to achieve or sustain profitability.

If we are not able to raise a minimum of $2,000,000 of capital, we would delay or curtail our product development activities and planned increases in sales, marketing and research and development expenses. If we are unable to raise $10,000,000 in capital, we would need to alter our business model, reduce the number of planned additional product launches, and consider alternative revenue models, including licensing some of our planned products for development by other companies. Under these circumstances, our revenues and revenue growth may be negatively affected.

Prior to April 1, 2004, we operated through Splinex, LLC as a limited liability company. On April 1, 2004, Splinex, LLC contributed all of its assets, liabilities and operations to us. Under SEC Staff Accounting Bulletin Topic 4 (B), the undistributed earnings (losses) of Splinex, LLC were treated as a constructive distribution to the members of Splinex, LLC followed by a capital contribution to Splinex Technology. On April, 1, 2004, the effective date of the Contribution Agreement, we reclassified the accumulated deficit to date of $822,847 to additional paid in capital.

We do not have material exposure to market risks associated with changes in interest rates related to cash equivalent securities held at December 31, 2004.

Off-balance sheet arrangements

At December 31, 2004, we did not have any off-balance sheet arrangements, as defined in tem 303(c)(4)(2) of SEC Regulation S-B.

Recent accounting pronouncements

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) No. 46, “Consolidation of Variable Interest Entities (VIE),” (revised December 2003 by FIN No. 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The adoption of FIN No. 46R did not have a material impact on our financial position, results of operations or cash flows as we do not have any VIEs.

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” EITF 03-01 provides guidance on other-than-temporary impairment models for marketable debt and equity securities accounted for under SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and SFAS No. 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations,” and non-marketable equity securities accounted for under the cost method. The EITF developed a basic three-step model to evaluate whether an investment is other-than-temporarily impaired. In September 2004, the FASB issued FASB Staff Position EITF 03-01-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-01 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. The adoption of the disclosure provisions of EITF 03-01 did not have a material effect on our results of operations or financial condition.

In November 2004, the FASB issued SFAS 151, “Inventory Costs—an amendment of ARB No. 43, Chapter 4.” The Statement amends the guidance of Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, Inventory Pricing , by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. It does not appear that SFAS 151 will have a material effect on our financial position, operations or cash flows when it becomes effective in 2006.

In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseding APB Opinion No. 25 “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. We are currently in the process of evaluating the potential impact that the adoption of SFAS 123R will have on our consolidated financial position and results of operations.

Item 3. Controls and Procedures.

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As of December 31, 2004, we carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and our chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the foregoing, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were effective and were operating at the reasonable assurance level.

During the nine months ended December 31, 2004, our management, board of directors and audit committee have taken, and continue to take, steps to improve our internal controls over financial reporting. In June 2004, we retained a chief financial officer who has established and implemented documentation and closing procedures for all transactions and contract management procedures. Our chief financial officer has also implemented policies and procedures designed to ensure that financial statements are prepared in conformity with Generally Accepted Accounting Principles.

To enable more effective monitoring of our operations and financial results and address the potential internal control weaknesses resulting from our relatively low number of personnel and inability to segregate duties, we have increased the scope and frequency of management review of transactions, instituted limits on the ability to initiate wire transactions, and purchased a new accounting enterprise resource planning system that has additional internal control functions, which we expect will be installed and implemented during the next 90 days.

In addition, our board of directors established an audit committee in December 2004. Our audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

Selecting and hiring our independent auditors.

Evaluating the qualifications, independence and performance of our independent auditors.

Approving the audit and non-audit services to be performed by our independent auditors.

Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies.

Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

Reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations.

Preparing the audit committee report that the Securities and Exchange Commission requires in our annual proxy statement.

PART II — OTHER INFORMATION

Item 1. Legal proceedings

From time to time, we may be involved in litigation relating to claims arising out of our intellectual property and operations. We are not currently a party to any such proceedings the outcome of which would have a material affect on our company.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

On January 12, 2005, under the terms of an employment agreement with our chief executive officer, we granted 400,000 shares of restricted common stock that are subject to a lapsing right of forfeiture. The right of forfeiture lapsed immediately upon issuance with respect to 133,333 shares, and lapses thereafter at the rate of 33,333 shares per month until fully lapsed. No cash consideration was paid for these restricted shares.

On January 25, 2005, under the terms of an employment agreement with our vice president of research and development, we granted 250,000 shares of restricted common stock that are subject to a lapsing right of forfeiture. The right of forfeiture will lapse with respect to 62,500 of the shares on the one-year anniversary of the employment agreement and at a rate of 5,208 shares per month thereafter until fully lapsed. No cash consideration was paid for these restricted shares.

On January 24, 2005, we issued 20,629 shares of restricted common stock to Ener1 Group, Inc., an affiliated company, in partial reimbursement for certain expenses paid for by Ener1 Group, Inc. at a value of $0.25 per share.

All of these securities issuances were private placements exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 6. Exhibits

Exhibit
Number	Description
2.1
Agreement and Plan of Merger among Ener1 Acquisition Corp., Registrant and Ener1, Inc., dated as of June 9, 2004, incorporated herein by reference to Exhibit 2.1 to Splinex’s Registration Statement on Form S-1 filed with the Commission on June 24, 2004 (Registration No. 333-116817)

2.2
First Amendment to Agreement and Plan of Merger among Ener1 Acquisition Corp., Registrant and Ener1, Inc., dated as of October 13, 2004, incorporated herein by reference to Exhibit 2.2 to Splinex’s Registration Statement on Form S-1 filed with the Commission on October 15, 2004 (Registration No. 333-116817)

2.3
Second Amendment to Agreement and Plan of Merger among Ener1 Acquisition Corp., Splinex and Ener1, Inc., dated as of December 23, 2004, incorporated herein by reference to Exhibit 2.3 to Splinex’s Registration Statement on Form S-1 filed with the Commission on December 27, 2004 (Registration No. 333-116817)

3.1
Certificate of Incorporation of Splinex, incorporated herein by reference to Exhibit 3.1 to Splinex’s Registration Statement on Form S-1 filed with the Commission on June 24, 2004 (Registration No. 333-116817)

3.2
Certificate of Merger of Splinex, incorporated herein by reference to Exhibit 3.2 to Splinex’s Registration Statement on Form S-1 filed with the Commission on December 27, 2004 (Registration No. 333-116817)

3.3	Bylaws of Splinex, incorporated herein by reference to Exhibit 3.3 to Splinex’s Registration Statement on Form S-1 filed with the Commission on June 24, 2004 (Registration No. 333-116817)

10.1
Bridge Loan Agreement between Registrant and Ener1 Group, Inc. dated November 2, 2004 incorporated herein by reference to Exhibit 10.13 to Splinex’s Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on December 3, 2004 (Registration No. 333-116817)

10.2
Amendment to Bridge Loan Agreement between Registrant and Ener1 Group, Inc. dated November 17, 2004 incorporated herein by reference to Exhibit 10.14 to Splinex’s Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on December 3, 2004 (Registration No. 333-116817)

10.3
Employment Agreement between Christian Schormann and Splinex dated January 12, 2005, incorporated herein by reference to Exhibit 10.15 of the Current Report on Form 8-K filed with the Commission on January 25, 2005.

Exhibit
Number	Description
31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Executive Officer pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Splinex Technology Inc.
February 14, 2005	By:	/s/ Gerard A. Herlihy
		Name:	Gerard A. Herlihy
		Title:	Chief Financial Officer

Exhibit 31.1

CERTIFICATION

     I, Michael Stojda, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Splinex Technology Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

	By:	/s/ Michael Stojda
Michael Stojda
February 14, 2005		President and Chief Executive Officer (Principal Executive Officer and Duly Authorized Officer)

Exhibit 31.2

CERTIFICATION

I, Gerard Herlihy, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Splinex Technology Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

	By:	/s/ Gerard Herlihy
Gerard Herlihy
February 14, 2005		Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

Exhibit 32.1

Splinex Technology Inc.
550 West Cypress Creek Road-Suite 410
Ft. Lauderdale, Florida, 33309

February 14, 2005

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re: Certification of Principal Executive Officer Pursuant To 18 U.S.C. Sec. 1350

Dear Ladies and Gentlemen:

     In connection with the accompanying Quarterly Report on Form 10-QSB of Splinex Technology Inc., for the quarter ended December 31, 2004, I, Michael Stojda, President and Chief Executive Officer of Splinex Technology Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	such Quarterly Report on Form 10-QSB of Splinex Technology Inc., for the quarter ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Quarterly Report on Form 10-QSB of Splinex Technology Inc., for the quarter ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Splinex Technology Inc.

By:	/s/ Michael Stojda
Michael Stojda
President and Chief Executive Officer (Principal Executive Officer and Duly Authorized Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Splinex Technology Inc. and will be retained by Splinex Technology Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

In accordance with Item 601 of Regulation S-B, this certification is being “furnished” as Exhibit 32.1 to Splinex Technology Inc.’s quarterly report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Exhibit 32.2

Splinex Technology Inc.
550 West Cypress Creek Road-Suite 410
Ft. Lauderdale, Florida, 33309

February 14, 2005

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re: Certification of Principal Executive Officer Pursuant To 18 U.S.C. Sec. 1350

Dear Ladies and Gentlemen:

     In connection with the accompanying Quarterly Report on Form 10-QSB of Splinex Technology Inc., for the quarter ended December 31, 2004, I, Gerard Herlihy, Chief Financial Officer of Splinex Technology Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	such Quarterly Report on Form 10-QSB of Splinex Technology Inc., for the quarter ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Quarterly Report on Form 10-QSB of Splinex Technology Inc., for the quarter ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Splinex Technology Inc.

By:	/s/ Gerard Herlihy
Gerard Herlihy
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Splinex Technology Inc. and will be retained by Splinex Technology Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

In accordance with Item 601 of Regulation S-B, this certification is being “furnished” as Exhibit 32.2 to Splinex Technology Inc.’s quarterly report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):           January 25, 2005

Splinex Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-116817	200715816

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 W. Cypress Creek Road, Suite 410, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            954 660-6565

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The response to Item 5.02 below is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On January 25, 2005, pursuant to the terms of the Company’s employment agreement with Mr. Schormann, the Company issued 250,000 shares of common stock, par value $0.001 per share (“Common Stock”), the transfer of which is restricted, and an option to purchase 1,000,000 shares of Common Stock to Mr. Schormann. These securities were issued in a transaction not involving a public offering that is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The terms of these securities are described in the response to Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2005, the Company announced that it entered into an employment agreement with Christian Schormann, under which Mr. Schormann will serve as the Company’s Vice President of Research and Development. Mr. Schormann’s employment commenced on January 12, 2005 (the “Commencement Date”). The initial term of his employment under this agreement will be two years and will automatically renew for one year periods thereafter unless either party gives at least 90 days’ written notice to the other of its intent not to renew the agreement.

During the period from January 2001 until the present, Mr. Schormann was the Chief Technology Officer of the professional and broadcast systems division of Pinnacle Systems, a supplier of video creation and distribution tools. During 2000, Mr. Schormann was employed as Vice President of Engineering of Zatso, an internet start-up company engaged in the development of personalized streaming video news services. From 1998 to 1999, Mr. Schormann was employed by Softimage, a provider of animation, compositing and special effects software for the film, broadcast and games/interactive industries. During 1998, while Softimage was owned by Microsoft, Mr. Schormann was director of development of Softimage DS (digital studio); in July 1998, he was appointed Vice President of Research and Development at Softimage after Softimage was acquired by Avid Technologies.

Under the employment agreement, Mr. Schormann will receive a base salary of $190,000 per year and is eligible to earn an annual bonus equal to up to 25% of his base salary, based on the achievement of certain performance objectives to be agreed upon by Mr. Schormann and the Company’s president and approved by the Company’s board.

The Company agreed to issue the following securities to Mr. Schormann:

1) 250,000 shares of Common Stock that shall be subject to a lapsing right of forfeiture which right shall lapse with respect to 62,500 of the restricted shares on the first anniversary of the Commencement Date and at a rate of 5,208 shares per month following the first anniversary of the Commencement Date.

2) An option to purchase 1,000,000 shares of Common Stock with an exercise price of $.20 per share, which shall vest and become exercisable with respect to 250,000 shares on the first anniversary of the Commencement Date, and at a rate of 20,833 shares per month following the first anniversary of the Commencement Date.

3) In addition, if the Company has not commenced development and committed funding of a specified research and development project by the first anniversary of the Commencement Date, the Company will grant Mr. Schormann an option to purchase 750,000 shares of Common Stock with an exercise price per share equal to the fair market value on the date of grant. This option shall vest in three equal installments beginning on the first anniversary of the date of grant.

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All remaining restrictions on the restricted stock shall lapse and any unvested shares subject to the options described above will vest 90 days after the occurrence of a Change of Control (as defined in the employment agreement), if the employment agreement is still in effect

If Mr. Schormann’s employment is terminated without cause by the Company, or for “good reason” (as defined in the employment agreement) by Mr. Schormann, the Company will pay him an amount equal to one year’s base salary.

Mr. Schormann agreed not to compete with the Company or any of its parent corporations, subsidiaries or affiliates or solicit for employment any of the Company’s employees, during the term of the employment agreement and for one year following termination of the employment agreement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splinex Technology Inc.
January 25, 2005	By:	/s/ Gerard A. Herlihy
		Name:	Gerard A. Herlihy
		Title:	Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.15	Employment agreement between Christian Schormann and Company, dated January 12, 2005

99.1	Press release announcing appointment of Christian Schormann as Vice President of Research and Development

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Exhibit 10.15

EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made effective as of the 12th day of January, 2005, by and between SPLINEX TECHNOLOGY INC., a Delaware corporation with its offices at 550 West Cypress Creek Road, Suite 410, Ft. Lauderdale, Florida 33309 (the “Corporation”), and CHRISTIAN SCHORMANN, with a residence at 2036 Larkin Street, San Francisco, CA 94109 (the “Executive”).

     WHEREAS, the Corporation desires to retain the Executive in the position described herein, and the Executive desires to assume such position, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, the Corporation and the Executive agree as follows:

     1. Employment; Duties.

          (a) Employment and Employment Period. The Corporation will commence the employment of the Executive beginning January 12, 2005 (the “Commencement Date”) and shall continue to employ the Executive until January 12, 2007 (the “Initial Term”). Executive’s employment shall then automatically renew for subsequent one year periods following the termination of the Initial Term or any subsequent term, unless either party gives written notice to the other at least 90 days prior to the termination of such period of its intent not to extend or renew this Agreement. The Corporation’s timely election not to extend or renew this Agreement (in accordance with this subsection (a)) shall not trigger the severance obligation provided herein. The Initial Term and all subsequent terms are referred to herein as the “Employment Period.”

          (b) Offices, Duties and Responsibilities. The Executive shall hold the title of Vice President of Research & Development (“VP R&D”) of the Corporation. The Executive shall report to the President. The Executive’s office shall be at the Corporation’s headquarters at 550 West Cypress Creek Road, Suite 410, Ft. Lauderdale, Florida 33309.

          (c) Devotion to Interests of the Corporation. Except as expressly authorized by the Corporation’s Board of Directors (the “Board”), until the effective date of notice of termination of this Agreement by either the Executive or the Corporation or the end of the Employment Period, the Executive shall render his business services solely in the performance of his duties hereunder. The Executive shall use his best efforts to promote the interests and welfare of the Corporation.

     2. Base Compensation and Fringe Benefits.

          (a) Base Compensation. The Corporation shall pay the Executive a base salary at the rate of $190,000 per year, paid bi-monthly at the Corporation’s normal payroll intervals, with deduction of such amounts as may be required to be withheld under applicable law and regulations. Annual increases to this base salary shall be as determined by the Board at the beginning of each Fiscal Year of the Corporation, beginning April 1, 2006 (for the 2007 Fiscal Year); provided, that the Corporation shall not be obligated to increase the Executive’s salary during any severance period. Executive’s bases salary, as increased in accordance with the terms of this subsection (a), is referred to herein as “Base Salary.”

          (b) Fringe Benefits. The Executive shall be entitled to eligibility for enrollment in the Corporation’s medical, dental and life insurance plans in accordance with the available coverage thereunder. All other benefits generally available to regular full-time employees will be made available to the Executive pursuant to the applicable personnel policies of the Corporation. In addition, the Executive shall receive fringe benefits generally available to other senior executives of the Corporation and approved by the Board. Executive shall be entitled to three (3) weeks paid vacation per year.

          (c) Bonus Compensation. The Executive shall have an annual target bonus equal to 25% of the Executive’s Base Salary (“Target Bonus”). The bonus will be based on achievement of certain Corporation-specific and Executive-specific performance objectives, mutually agreed upon between the President and the Executive, with approval by the Board, in good faith each Fiscal Year of the Employment Period.

          (d) Payments for Relocation. The Corporation will reimburse the Executive for actual, documented, reasonable costs associated with relocating to Florida, including without limitation transportation of household goods, vehicles and persons, and fees negotiation of this Agreement, not to exceed an aggregate of $15,000. The Executive must relocate to South Florida by February 14, 2005. To facilitate his move to South Florida, the Corporation shall reimburse the Executive for actual, documented, reasonable expenses for such travel and for lodging in South Florida for one month, not to exceed $3,000.) In addition, the Corporation shall pay the cost of the Executive’s H1B visa and green card applications and the Executive’s spouse’s green card application.

          (e) Additional Equity Compensation.

          (1) The Corporation shall grant to the Executive (i) 250,000 shares of outstanding             shares of Corporation common stock that shall be subject to a lapsing right of forfeiture which right shall lapse 1/4 on the first anniversary of the Commencement Date and the remainder 1/36th per month from the first anniversary of the Commencement Date (“Restricted Stock”), (ii) an option to purchase 1,000,000 of the outstanding shares of the Corporation’s common stock which will have an exercise price equal to twenty cents ($0.20) per share, and (iii) if the Corporation does not fund Project Morgaine by the first anniversary of the Commencement Date, an option to purchase 750,000 of the outstanding shares of the Corporation’s common stock which will have an exercise price equal to the fair

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market value on the date of grant. The grants in (ii) and (iii) are referred to herein as the “Option” or “Options.” The parties hereto agree and understand that the Corporation is consummating a merger between the Corporation and Ener1 Acquisition Corporation (the “Merger”) and filing a registration statement on Form S-1 with the Securities Exchange Commission and that, on the date the Merger is consummated (the “Issue Date”), a stock split may occur. All references to shares and options in this Agreement assume that the Merger will be consummated and the registration completed and that as a result 100,000,000 shares are issued and outstanding. If for any reason (including without limitation the failure of the Corporation to consummate the Merger or complete the filing) the number of issued and outstanding shares is not 100,000,000, the number of shares underlying the Restricted Stock grant and the Option (along with each Option’s exercise price), shall be adjusted accordingly and in accordance with the provisions of subsection (e)(4) herein. The Corporation shall issue the Restricted Stock and the Options as soon as reasonably practicable after the Commencement Date or the first anniversary of the Commencement Date for those Options that may be issued pursuant to (e)(1)(iii) above, but in no event later than the earliest to occur of the Issue Date or the date on which the Merger is terminated.

          (2) The Option issued pursuant to subsection (1)(ii) above shall vest 1/4 on the first anniversary of the Commencement Date and the remainder 1/36th per month from the first anniversary of the Commencement Date. The Option issued pursuant to subsection (1)(iii) above shall vest 1/3 on each anniversary of the issuance of such Option.

          (3) Notwithstanding anything contained herein to the contrary, the right of forfeiture on the Restricted Stock shall 100% lapse (vest) and 100% of the then remaining unvested shares subject to the Option will vest 90 days after the occurrence of a Change of Control (as defined at Section 3), provided, this Agreement is still in effect.

          (4) Except as specifically provided herein, the Options granted pursuant to this Agreement will be granted subject to the terms, definitions, and provisions of the Splinex Technology Inc. 2004 Stock Option Plan (the “Option Plan”), and to the extent permissible under Section 422 of United States Internal Revenue Code. The Restricted Stock and all Options granted hereunder shall be also granted pursuant to a restricted stock or stock option agreement mutually agreeable to Executive and the Board. All Restricted Stock and Options issued under this Agreement shall be adjusted for mergers, stock splits, stock spin-offs, reverse stock splits, and similar events. All shares subject to issued Restricted Stock or Options granted hereunder will have customary piggyback registration rights to be registered at the time the Corporation registers shares pursuant to the Option Plan and tag-along rights.

     3 . Change of Control Defined. The term “Change of Control” means any change in control of the Corporation, including a merger or consolidation of the Corporation with any other entity in which the Corporation is not the surviving Corporation or in any

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transaction in which persons who are not a majority of the stockholders of the Corporation prior to such transaction acquire the power to appoint a majority of the Corporation’s directors; provided, however, that, without in any way limiting the foregoing, a Change of Control shall be deemed to have occurred if:

          (a) Any “person” (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Corporation, any majority-owned subsidiary of the Corporation, or any compensation plan of the Corporation or any majority-owned subsidiary of the Corporation, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation; provided, however, that an increase in beneficial ownership of one or more of the beneficial owners as of the Commencement Date as reported in the filings of the Corporation with the Securities and Exchange Commission, shall not be deemed a Change of Control; or

          (b) The stockholders of the Corporation at any time approve (i) a sale or merger with respect to which persons who were the stockholders of the Corporation immediately prior to such sale or merger do not immediately thereafter own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of the directors of the sold, reorganized, merged or consolidated entity; (ii) a liquidation or dissolution of the Corporation; or (iii) the sale of all or substantially all of the assets of the Corporation; provided, however, that the vesting pursuant to subsection (b)(i) above is contingent on the closing of the sale or merger.

     4. Trade Secrets. The Executive shall not use (except for the benefit of the Corporation while employed hereunder) or disclose to anyone any of the Corporation’s trade secrets or other confidential information. The term “trade secrets or other confidential information” includes, by way of example, matters of a technical nature, such as scientific, trade and engineering secrets, “know-how,” formulae, secret processes, recipes or machines, inventions, computer programs (including documentation of such programs) and research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information (a) becomes a part of the public domain other than through a breach of this Agreement or (b) is disclosed to the Executive by a third party who is entitled to receive and disclose such information.

     5. Return of Documents and Property. Upon the end of the Employment Period or upon the effective date of notice of the Executive’s or the Corporation’s election to terminate this Agreement, or at any time upon the request of the Corporation, the Executive (or his heirs or personal representatives) shall deliver to the Corporation (a) all documents and materials containing trade secrets or other confidential information

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relating to the business and affairs of the Corporation and (b) all documents, materials and other property belonging to the Corporation, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

     6. Discoveries and Works. (a) All discoveries and works made or conceived by the Executive during his employment by the Corporation, jointly or with others, that relate to the Corporation’s activities shall be owned by the Corporation. The term “discoveries and works” includes, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings and works of authorship. The Executive shall (i) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Corporation to evidence or better assure title to such discoveries and works in the Corporation, (ii) assist the Corporation in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all such discoveries and works, and (iii) promptly execute, whether during his employment by the Corporation or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Corporation and to protect its title thereto. Set forth on Schedule I attached hereto is a list of inventions, patented or unpatented, including a brief description thereof, which are owned by the Executive, which the Executive conceived or made prior to his employment by the Corporation and which are excluded from this Agreement.

          (b) In addition to the above, the Executive shall keep a log of all technical work performed by the Executive for the purposes of the Corporation’s evaluation of the technical work and determination of whether such work produces patentable inventions (and for the protection of the Corporation’s interest therein. The log shall be the confidential and proprietary property of the Corporation, and the Executive shall keep the log current and available to the Corporation at all times.

          (c) Notwithstanding anything else in this Agreement to the contrary, the Executive is the inventor and holds all intellectual property rights in a certain technology referred to herein as “Project Morgaine” or other items as disclosed on Schedule I hereto the parties shall endeavor to enter into a licensing agreement on terms acceptable to both parties.

     7. Termination; Resignation.

          (a) Parties’ Rights to Terminate. The Executive may terminate this Agreement by resignation at any time, upon 90 days’ prior written notice (the “Notice Period”), and the Corporation may terminate this Agreement with “cause,” as defined below, or without cause upon 90 days’ prior written notice. “Cause” shall mean (i) the continued, willful and deliberate failure of the Executive to perform his duties as set forth in this Agreement or as may be reasonably imposed from time to time on the Executive by law (whether or not reasonable), the President, or the Board, provided such duties are consistent with his position, in a manner substantially consistent with the manner prescribed by the Board (other than any such failure resulting from incapacity due to physical or mental illness),

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(ii) the engaging by the Executive in misconduct materially and demonstrably injurious to the Corporation, (iii) the conviction of the Executive for commission of a felony, whether or not such felony was committed in connection with the Corporation’s business, or (iv) the circumstances described in Section 8 hereof, in which case the provisions of Section 8 shall govern the rights and obligations of the parties.

          (b) Termination for Cause; Resignation without Good Reason. In the event the Corporation terminates this Agreement for “cause” or the Executive resigns without “good reason,” as defined herein, the Executive’s rights hereunder shall cease as of the effective date of such termination, except as otherwise provided in Section 8, and Executive shall be entitled to payment of all amounts of Base Salary, any bonus payments actually earned but unpaid, accrued but unused vacation, reimbursements for appropriate expenses incurred prior to the termination date, and any other amounts payable under Corporation policy or applicable law that are due or accrued as of the termination date.

          (c) Termination Without Cause or with Good Reason. In the event that the Corporation terminates Executive’s employment without cause or the Executive terminates his employment for good reason, the Corporation shall pay, or cause to be paid, to the Executive, in addition to any amounts paid or payable under any other agreements between the Corporation and the Executive (but not in duplication of other cash or installment payment severance benefits), an amount equivalent to twelve months of the Executive’s Base Salary hereunder. The severance amounts shall be paid in installments at the Corporation’s normal payroll intervals, with deduction of such amounts as may be required to be withheld under applicable law and regulations, during the twelve month period following the termination date.

          (d) Good reason means (i) a Change of Control; (ii) a reduction of the Executive’s duties, title, position, reporting status, or responsibilities; (iii) a reduction of the Executive’s Base Salary as in effect immediately prior to such reduction; (iv) relocation of the Corporation’s principal place of business after the Executive relocates to South Florida; or (v) a material breach by the Company of this Agreement. The Corporation shall have the ability to cure any action that constitutes good reason in (d)(ii)-(v) herein during the Notice Period.

     8. Disability; Death. (a) If, prior to the expiration or termination of the Employment Period, the Executive shall be unable to substantially perform his duties by reason of disability or impairment of health for at least three consecutive calendar months, the Corporation shall have the right to terminate this Agreement by giving written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. After giving such notice, (i) the Employment Period shall terminate with the payment of the Executive’s base compensation for the month in which notice is given and the payment of a pro rata portion of any bonus that would have been payable to Executive under Section 2(c) had he not become disabled, (ii) the Restricted Stock and all unvested Options (and any other option or restricted stock granted to him) will vest in full on the effective date of termination and (with respect to the Option or any

6

option) expire 6 months after the effective date of termination, and (iii) all of the Executive’s benefits under this Agreement shall terminate, except that the Executive shall receive such accidental disability benefits to which the Executive may be entitled under the plans of the Corporation then in effect. In the event of a dispute as to whether the Executive is disabled within the meaning of this Section 8(a), either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall establish a presumption as to whether the Executive has become disabled and the date when such disability arose. Such presumption shall become binding and conclusive upon the parties unless, within 20 days of the date of receipt of such written medical opinion, the party disputing such opinion provides a contrary written medical opinion from two doctors appointed by the same Chief of Staff which appointed the first doctor, in which event the opinions of the latter two doctors shall become binding and conclusive upon the parties. The cost of any such medical examinations shall be borne by the Corporation, except that the Executive shall bear the cost of any medical examinations sought in order to rebut a presumption of disability.

          (b) If, prior to the expiration or termination of the Employment Period, the Executive shall die, the Corporation shall pay to the Executive’s estate (or to the revocable living trust previously specified by the Executive) his base compensation through the end of the month in which the Executive’s death occurred and a pro rata portion of any bonus (if any) that would have been payable to the Executive under Section 2(c) had his death not occurred, at which time the Employment Period shall terminate without further notice. In addition, (i) the Restricted Stock and all unvested Options (and any other option or restricted stock granted to him) will vest in full on the date of death and all Options (and any other option) granted to him will expire 6 months after the date of death, and (ii) all of the Executive’s benefits under this Agreement shall terminate, except that the Executive’s estate shall receive such accidental death benefits to which the Executive may be entitled under the plans of the Corporation then in effect.

          (c) Nothing contained in this Section 8 shall impair or otherwise affect any rights and interests of the Executive under any compensation plan or arrangement of the Corporation which may be adopted by the Board.

     9. Non-Competion/Non-Solicitation. (a) During the term of this Agreement and for a period of one year following the termination of this Agreement, the Executive will not compete directly with the Corporation, or any of its parent corporations, subsidiaries or affiliates that the Executive is reasonably expected to have working or insider knowledge from information or experience gained from Executive’s employment with the Corporation,, in the businesses of the Corporation or such parent corporation, subsidiary or affiliate, including, without limitation, the Corporation’s software businesses. Such restriction shall include, but not be limited to, ownership (direct or indirect, including without limitation by a member of the Executive’s family) of any interest in a business that is in competition (as described above) with the Corporation, and being an officer, shareholder, director, executive or contractor of or consultant to any such business,

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whether or not for compensation; provided that, the foregoing shall not prohibit Executive from owning five percent (5%) or less of the outstanding equity securities of any corporation or entity, nor shall it prohibit him from owning any interest, whether as a creditor or stockholder, in the Corporation or working for a business competitor of the Corporation so long as the Executive is not involved directly with the competing business segment. For avoidance of doubt, this Agreement specifically does not apply to Project Morgaine, unless the Corporation has an effective license agreement concerning Project Morgaine and is either in development of the Project or marketing or distributing products or services related to Project Morgaine, either directly or indirectly. The Executive further agrees that, during the above period, he will not, in any capacity, except in connection with the performance of services hereunder, either separately, jointly or in association with others, directly or indirectly solicit or contact, with regard to a business competitor of the Corporation, any of the Corporation’s agents, suppliers, customers or prospects, as shown by the Corporation’s records, that were agents, suppliers, customers or prospects of the Corporation at any time during the year immediately preceding the termination of employment hereunder, where the purpose of such solicitation or contact is to compete with, or is intended to compete with, the Corporation. The Executive further agrees that, during the above period, he will not, in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit any of the Corporation’s executives, employees, or consultants.

          (b) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Executive expressly agrees that breach of the foregoing would result in irreparable injuries to the Corporation, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, the Corporation, in addition to all other available remedies, shall be entitled as a matter of right to seek injunctive relief in any court of competent jurisdiction.

     10. Enforcement. The Executive agrees that the Corporation’s remedies at law for any breach or threat of breach by him of the provisions of Sections 4, 5, 6 and 9 hereof will be inadequate, and that the Corporation shall be entitled to an injunction or injunctions (and temporary restraining orders and preliminary injunctions, as the case may be) to prevent breaches of the said provisions and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Corporation may be entitled at law or equity.

     11. Severability. Should any provision of this Agreement be determined to be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     12. Assignment. The Executive’s rights and obligations under this Agreement shall not be assignable by the Executive. The Corporation’s rights and obligations under this Agreement shall be assignable by the Corporation, including as incident to the transfer, by merger or otherwise, of all or substantially all of the business of the Corporation. In the event of any such assignment by the Corporation, all rights of the Corporation hereunder shall inure to the benefit of the assignee.

     13. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered or mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail. Unless otherwise changed by notice, notice shall be properly addressed to Executive if addressed to:

Christian Schormann 2036 Larkin Street San Francisco, CA 94109

and properly addressed to the Corporation if addressed to:

Michael Stojda President and Chief Executive Officer Splinex Technology, Inc. 550 West Cypress Creek Road, Suite 410 Ft. Lauderdale, Florida 33309 Facsimile: (954) 660-6561

with a copy to:

Curtis A. Wolfe General Counsel Splinex Technology, Inc. 550 West Cypress Creek Road, Suite 410 Ft. Lauderdale, Florida 33309 Facsimile: (954) 229-7595

     14. Award to Prevailing Party in Dispute. In the event either of the parties to this Agreement commences any action or proceeding arising out of, or relating in any way to, this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded to such party, his or its costs, expenses and reasonable attorneys’ fees.

     15. Additional Documents to be Executed by the Executive. The obligations of the Corporation under this Agreement shall be subject to the execution and delivery, by the Executive, of the Corporation’s Business Code of Conduct, and other standard in-processing documentation normally required of all incoming employees. The obligations of the Executive thereunder shall be additive and complementary to the Executive’s obligations hereunder.

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     16. Indemnification. Executive shall be eligible for indemnification to the fullest extent permitted under the Corporation’s by-laws and covered by directors and officers’ insurance coverage and indemnifications for acts and omissions in accordance with the Corporation’s applicable policies.

     17. Miscellaneous. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement effective as of the day and year first above written.

SPLINEX TECHNOLOGY INC.	EXECUTIVE

By:

Name: Michael Stojda	Christian Schormann
Title: President and CEO

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Exhibit 99.1

Christian Schormann Joins Splinex Technology as VP of R&D

Software industry veteran to lead development of next-generation products

Fort Lauderdale, Florida – January 25, 2005 — Splinex Technology Inc., a provider of visual communication software and technology, today announced Christian Schormann has joined the company as Vice President of Research & Development. Mr. Schormann is a 15-year veteran of the digital media software industry during which time he built and managed teams which created numerous leading graphics, animation and video editing software products.

“Christian’s track record of consistently delivering innovative, high-value products in response to market opportunities makes him the right choice to lead our talented team of mathematicians, scientists and developers as we expand into new markets,” commented Michael Stojda, President and CEO of Splinex Technology. “Having a person of his caliber and experience choose to join is also a great endorsement for our young company.”

Christian joins Splinex from Pinnacle Systems, where he most recently served as Chief Technology Officer for the company’s professional and broadcast products division. In this global leadership role he worked on product design, strategy, acquisitions, and technology planning as well as engineering management for professional digital video editing solutions. Prior to Pinnacle Systems, Mr. Schormann worked for Zatso, an Internet start-up that did pioneering work with personalized streaming video news services and at Softimage while the company was a division of Microsoft and following its acquisition by Avid Technology. Under his direction as VP of Engineering, Softimage developed the world’s first PC-based high-definition video editing and finishing system, the latest version of which was recently used to finish television programs including 24, Desperate Housewives, Joey, Las Vegas, Lost, Smallville, The Benefactor, The OC, The Office, Third Watch, and Without a Trace.

“Splinex has the potential to become the next great innovator in visual communication software,” said Christian Schormann. “I look forward to working with Mike Stojda and the Splinex team to shape the company’s future.”

About Splinex Technology Inc.
 Splinex Technology was formed in early 2004 to capitalize on the growing use of digital images and objects in technology-focused markets. The company is developing visual communication and analysis software to enable users such as scientists, engineers, researchers and other technical professionals, to quickly search, sort, view and analyze multidimensional digital images and objects without dedicated high-end workstations or expensive limited-use software. Applications which can benefit from the company’s products and technology include computer assisted design & manufacturing, medical imaging, geomatics – creating maps from satellite and radar imagery including weather analysis, seismic imaging and national security/biometrics. More information about Splinex Technology is available at www.splinex.com.

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This press release contains forward-looking statements including, without limitation, statements regarding Splinex’s expectations, beliefs, intentions or strategies regarding the future. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by these forward-looking statements contained herein. There can be no assurance regarding Splinex’s ability to continue as a going concern, manage the transition from a development-stage to an operating company and successfully develop and market software products and services. Information about potential factors that could cause actual results to differ materially include, but are not limited to, Splinex’s history of operating losses and need for additional capital; the degree of competition in the markets for Splinex’s software products and services; Splinex’s lack of operating history; the risks associated with software engineering in a foreign country as well as those risks stated in Splinex’s filings from time to time with the Securities and Exchange Commission, including its Registration Statement on Form S-1, under the heading “Risk Factors”. These forward-looking statements are based on information available to Splinex on the date of this press release, and Splinex assumes no obligation to update such statements.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            January 27, 2005

Splinex Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-116817	200715816

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 W. Cypress Creek Road, Suite 410, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           954 660-6565

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On January 27, 2005, the Audit Committee of the Board of Directors of Splinex Technology Inc. (the “Company”) dismissed Kaufman, Rossin & Co., P.A. (“Kaufman Rossin”) and appointed Daszkal Bolton LLP (“Daszkal Bolton”) as the Company’s new independent registered public accounting firm to perform auditing services commencing with the fiscal year ending March 31, 2005.

Kaufman Rossin’s report on the financial statements for the year ending March 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. The accountant’s report was modified as to the Company’s ability to continue as a going concern. The report stated that in the absence of attaining profitable operations and achieving positive cash flow from operations or obtaining significant additional debt or equity financing, the Company will have difficulty meeting current and long-term obligations.

In connection with the audit for the most recent fiscal year and in connection with Kaufman Rossin’s review of the subsequent interim periods preceding dismissal on January 27, 2005, there were no disagreements with Kaufman Rossin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to Kaufman Rossin’s satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports.

Other than as noted below, during the Company’s fiscal year ended March 31, 2004 and through January 27, 2005, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). During the most recent fiscal year, the management of the Company was advised of the following reportable conditions, which are also deemed to be material weaknesses:

1) There is a lack of segregation of duties in the Company’s accounting department. Although the small size of the Company’s accounting department limits the extent of separation of duties, certain steps could be taken to separate incompatible duties such that no employee has access to both physical assets and the related accounting records or to all phases of a transaction.

2) Not all of the Company’s cash disbursements and transactions had adequate supporting documentation.

3) The Company’s consulting contracts did not identify the services to be performed and expenses to be reimbursed.

4) In some cases, payments to consultants did not conform to the terms stated in the agreements.

5) The Company signed employment agreements with blank items.

6) The Company did not maintain formal and adequate supporting documentation for expense reports.

7) An employee advance did not have written documentation and support for repayment terms.

8) The Company expensed certain items that were above the limits for its policy on fixed asset capitalization.

9) The Company expensed the entire balance of certain corporate expenses when paid, instead of amortizing over the appropriate time period.

Management and the Company’s Board of Directors and Audit Committee have considered this communication and have taken, and continue to take, steps to address the points raised. In June 2004, the

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Company retained a Chief Financial Officer who has established and implemented documentation and closing procedures for all transactions, as well as contract management procedures, and obtained signed notes from employees for all advances. The Company has instituted a formal expense reporting and approval process. The Company has also implemented policies and procedures to ensure that financial statements are prepared in conformity with Generally Accepted Accounting Principles.

     To enable more effective monitoring of the Company’s operations and financial results and address the concern regarding segregation of duties, the Company has increased the scope and frequency of management review of transactions, instituted limits on the ability to initiate wires, and authorized the installation of a new accounting enterprise resource planning system that has additional internal control functions. In addition, the Board of Directors established an Audit Committee in December 2004. The Company has authorized Kaufman Rossin to respond fully to the inquiries of Daszkal Bolton regarding the reportable condition.

     The Company requested that Kaufman Rossin furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. The former accountant’s response letter to this filing is attached hereto.

     Prior to January 26, 2005, neither the Company nor anyone acting on its behalf had consulted with Daszkal Bolton regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements); or (2) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splinex Technology Inc.
February 2, 2005	By:	/s/ Gerard A. Herlihy
		Name:	Gerard A. Herlihy
		Title:	Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
16.1	Letter from Former Accountants Responding to Report

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Exhibit 16.1

February 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	Splinex Technology, Inc. File No. 333-116817

Gentlemen:

We have read the statements that Splinex Technology, Inc. included under Item 4.01 of Form 8-K filed regarding the recent change in the registrant’s certifying accountant. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

Kaufman, Rossin & Co.